Exhibit 10.2

Sales Finance Churchill Plaza Churchill Way Basingstoke Hampshire RG21 7GP Tel 0845 9000 600 Fax +44 (0)1256 791950 www.barclayscorporate.com

Premex Services Limited
Premex House
Futura Park
Middlebrook
Bolton
BL6 6SX

11 May 2011

Dear Ian Hill and William Clynes

Re: Sales Finance Agreement between Premex Services Limited (“the Customer”) and Barclays Bank PLC dated on or about the date of this letter (as amended, varied and replaced from time to time) (“the Agreement”)

We refer to the Agreement.  Words and terms defined in this letter shall have the meaning as set out in the Agreement.

We can confirm that the Agreement shall be amended as follows:

In this Agreement:

“Group” means Premex Services Limited and Premex Services (Liverpool) Limited.

“Group Agreements” means the Sales Finance Agreements between Barclays and any member of the Group from time to time in force and “Group Agreement” means any of them.

“ExamWorks Inc. Group” means ExamWorks Group Inc., ExamWorks UK Limited, Premex Group Limited and all of their respective Subsidiaries.

“Subsidiary” of a company or corporation means any company or corporation:

(a) which is controlled, directly or indirectly, by the first mentioned company or corporation; or

(b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)  which is a subsidiary of another subsidiary of the first mentioned company or corporation, and for these purposes, a company or corporation shall be treated as being controlled by another if that company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body, and

“the  Premex Group” means Premex Group Limited (Company Registration Number 4906284), Premex Services (Liverpool) Limited (Company Registration Number 5679040), Premex Services Limited (Company Registration Number 3281191), Howarth Medical Reporting Service Limited (Company Registration Number 04270157), Premex Document Management Limited (Company Registration Number: 03692742), Premex Properties Limited (Company Registration Number 04555160), 3D Risk Solutions Limited (Company Registration Number 04961298), Premex Limited (Company Registration Number 05232157), Premex Insight Limited (Company Registration Number 05232455), Premex Rehabilitation Limited (Company Registration Number 05393171), Micrah Rehabilitation Limited (Company Registration Number 06108966), 3D Solutions Limited (Company Registration Number 06372785) and Micrah Services Limited (Company Registration Number 06845967).

“Subsidiaries” shall be construed accordingly.

“Tangible Net Worth” means the aggregate of the amount paid up or credited as paid up on the issued share capital of each member of the Premex Group and the amount standing to the credit of the capital and revenue reserves (including share premium account, capital redemption reserve and profit & loss account) of each member of the Premex Group, but after deducting:

(a) (to the extent included) goodwill (including goodwill arising on consolidation) or their intangible assets of each member of the Premex Group;

(b) (to the extent included) any reserve created by any upward revaluations of fixed assets made after the date of its most recent audited accounts of each member of the Premex Group as at the date of the Agreement and a copy of which has been delivered to Barclays;

(c) (to the extent included) amounts attributable to minority interests and deferred Taxation;

(d) any debit balance on profit and loss account of each member of the Premex Group (but so that no amount shall be included or excluded more than once); and

(e) the aggregate amount of all loans and other financial indebtedness (however arising) due or outstanding from (i) any company, corporation or similar entity outside the Premex Group to (ii)  the Premex Group or any member of the Premex Group.

“Taxation” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

The Customer shall not without Barclays' prior written consent:

(i) make any dividend payment;

(ii) with the exception of payments to the Premex Group make any payment or repayment in relation to any intra-group or inter-company loans; or

(iii) make any payment in respect of management fees.

In addition, the Customer shall not (and shall procure that no member of the ExamWorks Inc. Group will) without Barclays' prior written consent

(i) make any, or agree to any, amendment to the RCF Agreement; or

(ii) agree to, or effect, any change in the ownership or control of all or any part of the ExamWorks Inc. Group.

Please sign and return two copies of this letter, to acknowledge the amendment to the terms of the Agreement, to the address above.

/s/ Felicity Gould

Felicity Gould
Director
Large Corporate central London Structured Asset Based Lending Team

Agreed and acknowledged by

Premex Services Limited

/s/ Ian Hill	Ian Hill	12/05/2011
Signature of	Print Name of	Date

Witness: /s/ Caroline Russell	Caroline Russell c/o Premex House Futura Park Bolton BL6 6SX
Signature of	Print Name of	Date

*Please note that we require this facility amendment letter to be acknowledged by at least two people.  Where a Witness is required, please ensure that the Witness is not someone who is related to you or who resides at the same address as you or is an employee of Barclays Bank PLC.